UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 4, 2009

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
            On February 4, 2009, the Board of Directors (the “Board”) of Zix Corporation (the “Corporation”) approved an amendment to Article III, section 2 of the Company’s bylaws (the “Bylaws”). The amendment (“Bylaw Amendment”) grants the authority for the Board, upon the vote of a majority or more of the total number of directors then comprising the entire Board, to terminate the term of office of any director in any of the following circumstances:
•	the director’s service or affiliation (as a board member, employee, consultant, significant stockholder, or otherwise) with a competitor to, or vendor or customer of, the Corporation creates a conflict of interest;

•	the director intentionally engages in misconduct materially injurious to the Corporation;

•	the director is convicted or enters a plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to, any felony;

•	the director commits an act(s) of moral turpitude that is harmful to the Corporation;

•	the director breaches the director’s obligation of confidentiality to the Corporation; or

•	the director violates the Corporation’s “Code of Conduct and Code of Ethics.”
              The Bylaw Amendment was adopted by the Board pursuant to its routine review of the policies and procedures governing the operation of the Board. The Bylaws, as amended and restated to incorporate this amendment, are filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Zix Corporation, dated February 4, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: February 10, 2009	By:	/s/Ronald A. Woessner
Senior Vice President, General Counsel &
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Zix Corporation, dated February 4, 2009.